                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-54124, No. 33-55146, No. 33-55144) of our report dated March 15, 1996 which appears on page S-1 of Cincinnati Microwave, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


PRICE WATERHOUSE LLP
Cincinnati, Ohio
April 1, 1996